UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2015

MODSYS INTERNATIONAL LTD.

 (Exact name of registrant as specified in its charter)

Israel	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 University Street, Suite 2409, Seattle, WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 395-4152

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

The disclosures under “Item 1.01 Entry into a Material Definitive Agreement” and “Item 3.02 Unregistered Sale of Equity Securities” of the Form 8-K (the “Prior 8-K”) filed by ModSys International Ltd. (the “Company”) on December 2, 2015 are incorporated herein by reference. The Company completed the sale and issuance of 500,000 preferred shares and warrants to purchase 250,000 ordinary shares pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) with Pacific Opportunity Fund, LP, Prescott Group Aggressive Small Cap Master Fund and Mindus Holdings, Ltd. (the “Investors”) on December 31, 2015.

The securities described above will not be or have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 29, 2015, the Company held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”) at 600 University Street, Suite 2409, Seattle, Washington, 98101. At the Annual Meeting, the Company’s shareholders voted on eight proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on December 7, 2015. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1 –Election of Directors. Each of Scott Miller, Thomas J. Jurewicz and Melvin L. Keating were elected to serve for until the 2016 annual meeting of shareholders. Matt Bell was not re-elected and ceased to be a director as of December 29, 2015.

Director Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
Scott Miller	14,713,989	20,081	7,002	6,244	99.8%
Thomas J. Jurewicz	14,731,216	2,854	7,002	6,244	99.9%
Melvin L. Keating	14,731,216	2,854	7,002	6,244	99.9%
Matt Bell	64,403	14,669,667	7,002	6,244	0.4%

Proposal 2 –Election of Outside Director. The following outside director was elected to serve for a three-year term commencing on April 10, 2016, and ending on April 10, 2019.

Director Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
Carla Corkern	14,731,315	2,755	7,002	6,244	99.9%

Proposal 3 – Approval of the issuance of warrants to purchase an aggregate of 409,837 ordinary shares of the Company to be issued to Columbia Pacific Opportunity Fund, LP or its related affiliates and Prescott Group Aggressive Small Cap Master Fund or its related affiliates in exchange for providing a guaranty with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc., a wholly owned subsidiary and a majority owned subsidiary of the Company, and Comerica Bank.

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
2,049,423	12,113	7,302	6,244	98.8%

2

Proposal 4 – Approval of the issuance of warrants to purchase an aggregate of 45,082 ordinary shares of the Company to be issued to Mindus Holdings, Ltd. in exchange for extending the terms of a loan from Mindus Holdings, Ltd. to a subsidiary of the Company.

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
8,569,146	1,980,559	17,185	6,244	81.0%

Proposal 5 – Approval of the increase and amendment of the authorized share capital of the Company by an additional 40,000 New Israeli Shekels (NIS) comprised of 1,000,000 preferred shares of NIS 0.04 par value each, such that following such increase, the authorized share capital of the Company would be NIS 1,040,000 comprised of 25,000,000 ordinary shares and 1,000,000 preferred shares and to amend the Company's Articles of Association accordingly conferring upon the preferred shares the rights set forth therein.

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
2,058,204	3,232	7,402	6,244	99.2%

Proposal 6 – Approval of the terms of the share purchase agreement between the Company and Columbia Pacific Opportunity Fund, LP, Prescott Group Aggressive Small Cap Master Fund and Mindus Holdings, Ltd. (or their respective affiliates) (the “Investors”), and the issuance to the Investors thereunder an aggregate amount of (a) 500,000 preferred shares and (b) warrants to purchase an aggregate of 250,000 ordinary shares of the Company.

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
2,059,206	2,105	7,527	6,244	99.2%

Proposal 7 – Approval of the issuance of 625,000 ordinary shares to Prescott Group Aggressive Small Cap Master Fund in connection with certain anti-dilution rights granted under the agreement dated as of November 25, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
11,338,952	2,230	7,402	6,244	99.9%

Proposal 8 – Approval of the re-appointment of BDO Ziv Haft as our independent auditor for the period beginning on the date of this meeting and ending on the date of our next annual general meeting of shareholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
14,739,624	215	7,477	0	99.9%

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODSYS INTERNATIONAL LTD.
(Registrant)

Date January 5, 2016	By	/s/ Rick Rinaldo
Rick Rinaldo
Chief Financial Officer

4